UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 10, 2015

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146 Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62-2125555600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2015 Indo-Global Exchange(s) Pte Ltd. ("the Company")  entered into a Master Introducer Agreement (the "Agreement")  with INVESTOR Limited, a New Zealand-based financial technology company, to provide enhanced back office, trading, connectivity and compliance support for customers.  Under the terms of the Agreement, the Company provides sophisticated global trading platforms in Equities, CFDs, Derivatives, Commodities, Energies, Foreign Exchange and Options and will be entitled to a commission equal to $25 per million paid by INVESTOR Limited, calculated based on the monthly USD value generated from underlying clients and on underlying individual introducers controlled by the Company.  Individual introducers, as defined in the Agreement, are perons or legal entities offering services to their clients, excluding the execution of CFD's.  In addition, the Company will be entitled to be paid a commission of 10% on the monthly commission generated by such underlying individual introducers and clients controlled by the Company.  Such fees are payable by the 7th day of the following month based on prior month results.  Remuneration shall be reviewed annually by mutual consent of both parties to the Agreement.

A copy of the Agreement is appended to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Master Introducer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2015	INDO GLOBAL EXCHANGE(S) PTE, LTD.

/s/ John O'Shea
John O’Shea Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Master Introducer Agreement	Filed Electronically